SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 5, 2003
Date of Report
(Date of earliest event reported)

rStar Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27029	91-1836242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite #200
Sunrise, Florida	33323
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: 954-858-1600

(Former Name or Former Address, if Changed Since Last Report)

Item 5.                    Other Events.

On February 4, 2003, the Company announced that its stockholders approved a ten (10) for one (1) reverse stock split of the Company’s common stock at a special meeting held on February 3, 2003.  The Company’s board of directors previously recommended the reverse stock split primarily to allow the Company to regain compliance with the Nasdaq SmallCap Market minimum bid price requirement of $1.00 per share.  In order to effect the reverse stock split, the Company must file an amendment to its amended and restated certificate of incorporation.  The stockholders have authorized the Board to implement the reverse stock split at any time before the first anniversary of the special meeting of stockholders.

In light of current proposed regulatory changes by Nasdaq, the Board decided to hold the actual implementation of the approved reverse stock split in abeyance until further action.  The Company expects to remain listed on the Nasdaq SmallCap exchange.

Item 7.                    Financial Statements, pro Forma Financial Information and Exhibits.

(c)                           Exhibits

Exhibit No.	Description
99.1	Press Release dated February 4, 2003 announcing that the Company’s stockholders approved a reverse stock split and that the Board has decided to hold implementation in abeyance until further action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

rStar Corporation

Date:	February 5, 2003	By:	/s/ LIOR KADOSH
		Name:	Lior Kadosh
		Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 4, 2003 announcing that the Company’s stockholders approved a reverse stock split and that the Board has decided to hold implementation in abeyance until further action.